UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2025
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board Expansion & Appointment of New Non-Employee Director

As previously disclosed in a Current Report on Form 8-K filed by PLBY Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 31, 2024, the Company entered into a securities purchase agreement, dated October 30, 2024 (the “Initial SPA”), with Byborg Enterprises S.A. (“Byborg”). Pursuant to the Initial SPA, the Company agreed to increase the size of its board of directors (the “Board”) to seven directors from five directors, with the two new directors to be an individual nominated by Byborg and a new independent director to be mutually agreed by Byborg and the Company. Byborg, together with its affiliates, became a significant stockholder of the Company on November 5, 2024, when the Company completed the sale of 14,900,000 shares of the Company’s common stock to a wholly owned subsidiary of Byborg pursuant to the Initial SPA.

On February 11, 2025, the Board expanded the size of the Board from five to seven directors (the “Board Expansion”) and appointed Gyorgy Gattyan, Byborg’s designee to the Board, as a new Class II director. Mr. Gattyan’s initial term will expire at the Company’s 2025 annual meeting of stockholders, or his earlier resignation or removal. As a result of the Board Expansion and the appointment of Mr. Gattyan, the Board is currently comprised of six directors and has one vacant seat to be filled by a new independent director to be mutually agreed by the Board and Byborg.

Mr. Gattyan, age 54, currently serves as the Class A Manager and Chief Executive Officer of Docler Holding S.a.r.l. (“Docler Holding”), a multinational information technology, media and entertainment company he founded in 2013 and is headquartered in Luxembourg. Docler Holding is the parent company of Byborg, which is primarily focused on the development and operation of live streaming websites, including the webcam platform LiveJasmin, which Mr. Gattyan founded in 2001. Since 2016, he has also served as the joint owner, co-founder and Vice President of Federation Internationale de Teqball (FITEQ), the governing body presiding over teqball, a sport Mr. Gattyan co-created in 2014. In addition, since 2021, Mr. Gattyan has served as the Chairman of the Board of Trustees of each of the Gattyan Foundation and Docler Foundation, which provide support to disadvantaged children living in state care and engage in a range of other philanthropic endeavors, respectively. Since 2011, he has been the Co- Founder and Patron of the Junior Prima Primissima Foundation, which gives out the Junior Prima Award for Hungarian folk art and public education, and the founder of the “Docler Holding New Generation” Gábor Dénes Award, sponsoring young talents with singular achievements and quality works in the field of science. Mr. Gattyan holds degrees from Kodolányi János University and Semmelweis University.

The Company believes Mr. Gattyan’s experience as an entrepreneur, digital technology executive and as a director and chairperson of multiple organizations qualifies him to serve on the Board and to provide management and operational advice to the Board. Mr. Gattyan will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors of the Board, which is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024. The Company will also enter into its standard form of indemnification agreement for Board members (the “Indemnification Agreement”) with Mr. Gattyan. The form of Indemnification Agreement is attached as Exhibit 10.26 to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2021.

The Board has determined that Mr. Gattyan does not qualify as an “independent director” as defined under Rule 5605(a)(2) of the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), in connection with his control of over 10% of the outstanding shares of common stock of the Company and his control over Byborg, which is the Company’s largest licensee.

In addition to the Initial SPA, on December 14, 2024, the Company entered into a second securities purchase agreement (the “Additional SPA”) with The Million S.a.r.l. (the “Purchaser”), the wholly owned subsidiary of Byborg which completed the stock purchase pursuant to the Initial SPA, pursuant to which the Company agreed to sell to the Purchaser an additional 16,956,842 shares of the Company’s common stock at a price of $1.50 per share, subject to the approval of such sale and issuance of shares by the Company’s stockholders.

Also on December 14, 2024, the Company’s wholly owned subsidiary, Playboy Enterprises, Inc. (“Playboy”), entered into a License & Management Agreement (the “LMA”) with Byborg, pursuant to which Byborg agreed to pay $20 million in annual minimum royalties and a portion of any net profits in order to operate the Company’s Playboy Plus, Playboy TV (digital and linear) and Playboy Club businesses and to license the right to use certain Playboy trademarks and other intellectual property for related businesses and certain other categories.

Neither the Initial SPA, the Additional SPA nor the LMA requires the Company to make any payments to Mr. Gattyan, Byborg, the Purchaser or any other affiliates of Mr. Gattyan. However, under the LMA, Byborg is entitled to retain the majority of any net profits generated through its business activities conducted pursuant to the LMA. As of the date of this Current Report on Form 8-K, other than with respect to the Initial SPA, the Additional SPA and the LMA, neither Mr. Gattyan nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Gattyan does not have any family relationship with any director or executive officer of the Company.

Non-Compliance with Nasdaq Rule Following Appointment of Mr. Gattyan

On February 11, 2025, the Company notified Nasdaq of the Company’s temporary noncompliance with the continued listing requirements as set forth in Nasdaq Listing Rule 5605(b) regarding the composition of the Board, because there is no longer a majority of independent directors on the Board. On February 14, 2025, the Company received a deficiency letter (the “Nasdaq Letter”) from Nasdaq, notifying the Company that the Company is not in compliance with Nasdaq Listing Rule 5605. The Company will rely on the cure period set forth in Nasdaq Listing Rule 5605(b)(1)(A) with respect to the composition of its Board, which cure period is expected to expire as of August 11, 2025. The Company and Byborg are in the process of identifying a new independent director to appoint to the Board to fill the vacancy created by the Board Expansion, and the Company anticipates appointing such additional independent director within the cure period under the Nasdaq rules listed above.

Neither the Nasdaq Letter nor the Company’s noncompliance with the Nasdaq Listing Rule 5605 has an immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on Nasdaq under the symbol “PLBY”.

The Company issued a press release, on February 14, 2025, announcing the appointment of Mr. Gattyan to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2025	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel & Secretary